UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ALZAMEND NEURO, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ALZAMEND NEURO, INC.

3480 Peachtree Road NE, Second Floor, Suite 103

Atlanta, GA 30326

NOTICE OF ADJOURNED MEETING DATE FOR

2024 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the adjourned portion of the Annual Meeting of Stockholders (the “Adjourned Annual Meeting”) of Alzamend Neuro, Inc. (the “Company”) will be held on Monday, May 13, 2024, at 12:00 p.m., Eastern Time. The Adjourned Annual Meeting will be held in a virtual meeting format only. You can attend the Adjourned Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting meetnow.global/MHVYC4Z. You will not be able to attend the Adjourned Annual Meeting in person.

We previously provided you with a copy of our 2023 Annual Report to Stockholders along with our proxy statement. We encourage you to read the proxy statement, the proxy supplements thereto, and the Annual Report. At the Adjourned Annual Meeting, stockholders will be asked to vote upon Proposal 3, approval, for purposes of complying with Listing Rule 5635 of The Nasdaq Stock Market, LLC, the issuance by Alzamend Neuro of additional shares of Alzamend Neuro’s Common Stock issuable upon the (A) conversion of up to 6,000 shares of Alzamend Neuro’s Series B convertible preferred stock and (B) exercise of warrants to purchase up to 6,000,000 shares of Common Stock, for a total purchase price of up to $6,000,000.00, pursuant to the Securities Purchase Agreement dated January 31, 2024 with Ault Lending, LLC, and to transact such other business as may properly come before the adjourned meeting.

The Board of Directors previously fixed March 14, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the Adjourned Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

/s/ Stephan Jackman
Stephan Jackman
Chief Executive Officer

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ADJOURNED ANNUAL MEETING. IF YOU PREVIOUSLY VOTED WITH REGARD TO PROPOSAL 3, YOU DO NOT NEED TO SUBMIT A NEW VOTE. IF YOU HAVE NOT VOTED WITH RESPECT TO PROPOSAL 3, OR IF YOU PREVIOUSLY SUBMITTED A VOTE BUT WISH TO CHANGE THAT VOTE, YOU MAY CAST YOUR VOTE BY CALLING THE TOLL-FREE NUMBER PRINTED ON YOUR PROXY CARD(S) AND FOLLOWING THE RECORDED INSTRUCTIONS OR VISIT THE WEBSITE INDICATED ON YOUR PROXY CARD(S) AND FOLLOW THE ON-LINE INSTRUCTIONS. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE ADJOURNED ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ADJOURNED ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Supplement to the Proxy Statement for the Adjourned

2024 Annual Meeting of Stockholders

The following information supplements and amends the Definitive Proxy Statement (the “Proxy Statement”) of Alzamend Neuro, Inc. (the “Company”) that the Company filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2024 in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting was held on April 30, 2024, at which time Proposals 1, 2 and 4 in the Proxy Statement were approved, and then the Annual Meeting was adjourned with respect to Proposal 3 relating to the approval, for purposes of complying with Listing Rule 5635 of The Nasdaq Stock Market, LLC, the issuance by Alzamend Neuro of additional shares of Alzamend Neuro’s Common Stock issuable upon the (A) conversion of up to 6,000 shares of Alzamend Neuro’s Series B convertible preferred stock and (B) exercise of warrants to purchase up to 6,000,000 shares of Common Stock, for a total purchase price of up to $6,000,000.00, pursuant to the Securities Purchase Agreement dated January 31, 2024 with Ault Lending, LLC (the “Series B Proposal”).

The Adjourned Annual Meeting to consider the approval of the Series B Proposal is scheduled to be held Monday, May 13, 2024, at 12:00 p.m, Eastern Time. The Adjourned Annual Meeting will be held in a virtual meeting format only. You can attend the Adjourned Annual Meeting online and vote your shares electronically during the Adjourned Annual Meeting by visiting meetnow.global/MHVYC4Z. You will not be able to attend the Adjourned Annual Meeting in person.

This supplement to the Proxy Statement (this “Supplement”) is furnished in connection with the solicitation of proxies by the Board for use at the Adjourned Annual Meeting. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record at the close of business on March 14, 2024 are entitled to receive notice of and to vote at the Adjourned Annual Meeting.

Your vote is important no matter how many shares you own, so please take the time to vote today, if you have not already voted. If you need assistance in voting your shares, please call the Company at (844) 722-6333.

SUPPLEMENTAL DISCLOSURE CONCERNING PROPOSAL 3

Introduction

On April 30, 2024, the Company held its Annual Meeting, as previously scheduled, with regard to Proposal 1 - Election of Directors, Proposal 2 - Ratification of Selection of Independent Registered Public Accounting Firm, and Proposal 4 – the Reverse Stock Split Ratio, each as detailed in the Proxy Statement and the Company adjourned the Annual Meeting with respect to Proposal 3 - Approval of the Series B Proposal.

On May 1, 2024, the Company filed a Form 8-K announcing that Proposals 1, 2 and 4 were each approved by the stockholders at the Annual Meeting and that the chairperson of the Annual Meeting adjourned the Annual Meeting for purposes of considering Proposal 3.

The Adjourned Annual Meeting is to be held on Monday, May 13, 2024, at 12:00 p.m., Eastern Time. The Adjourned Annual Meeting will be held in a virtual meeting format only. You can attend the Adjourned Annual Meeting online and vote your shares electronically during the Adjourned Annual Meeting by visiting meetnow.global/MHVYC4Z. You will not be able to attend the Adjourned Annual Meeting in person. At the Adjourned Annual Meeting, only Proposal 3 will be presented for stockholder consideration.

1

PROPOSAL 3: APPROVAL, FOR PURPOSES OF COMPLYING WITH LISTING RULE 5635 OF NASDAQ, THE ISSUANCE BY THE COMPANY OF ADDITIONAL SHARES OF COMMON STOCK ISSUABLE UPON THE (i) CONVERSION OF UP TO 6,000 SHARES OF SERIES B PREFERRED STOCK AND (ii) EXERCISE OF THE SERIES B WARRANTS, FOR A TOTAL PURCHASE PRICE OF UP TO $6,000,000.00, PURSUANT TO THE SECURITIES PURCHASE AGREEMENT DATED JANUARY 31, 2024 WITH AULT LENDING

We are asking our stockholders to approve the issuance by the Company to Ault Lending of shares of Common Stock issuable upon the (i) conversion of up to six thousand (6,000) shares of a newly designated Series B Preferred Stock and (ii) exercise of the Series B Warrants (with the Series B Preferred Stock, the “SPA Securities”) to purchase up to 6,000,000 shares of Common Stock for a total purchase price of up to $6 million dollars (the “Preferred Transaction”) pursuant to that certain Securities Purchase Agreement (the “SPA”) by and between the Company and Ault Lending dated January 31, 2024 (the “Execution Date”).

We are seeking stockholder approval for the issuance of shares in excess of 19.99% of the total number of shares of Common Stock outstanding as of the date of the SPA. Ault Lending is an affiliate of the Company.

Description of the SPA and the SPA Securities

Description of the SPA

The SPA provides that Ault Lending may purchase up to $6 million of SPA Securities in one or more closings. Ault Lending has the right to purchase up to $2 million of SPA Securities on or before March 31, 2024, and the right to purchase up to $4 million of SPA Securities after March 31, 2024 but on or before March 31, 2025.

On the Execution Date, the Company sold 1,220 shares of Series B Convertible Preferred Stock and Series B Warrants to purchase 1,220,000 shares of Common Stock to Ault Lending, for a total purchase price of $1.22 million. The purchase price was paid by the cancellation of $1.22 million of cash advances made by Ault Lending to the Company between November 9, 2023 and the Execution Date.

The Company may not issue shares of Common Stock upon (i) conversion of the Series B Preferred Stock or (ii) exercise of the Series B Warrants to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of Nasdaq unless the Company first obtains stockholder approval therefor (the “Stockholder Approval”). Pursuant to the SPA and as required by Nasdaq, the Company agreed to file this Proxy Statement to obtain the Stockholder Approval.

The SPA contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Description of the Series B Convertible Preferred Stock

The terms of the Series B Preferred Stock are as set forth in the Amended and Restated Certificate of Designations of the Rights, Preferences and Limitations of the Series B Convertible Preferred Stock (the “Series B Certificate of Designation”). The initial Series B Certificate of Designation inadvertently referred to Series A Convertible Preferred Stock rather than Series B Convertible Preferred Stock. Each share of Series B Preferred Stock has a stated value of $1,000 per share (the “Stated Value”). The Series B Preferred Stock does not accrue dividends.

Conversion Rights

Each share of Series B Preferred Stock is convertible into a number of shares of Common Stock (“Conversion Shares”) determined by dividing the Stated Value by $1.00 (the “Conversion Price”). The Conversion Price is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events.

Voting Rights

The holders of the Series B Preferred Stock are entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Company Law and Nasdaq, provided however, that for purposes of complying with Nasdaq regulations, the conversion price, for purposes of determining the number of votes the holder of Series B Preferred Stock is entitled to cast, shall not be lower than $0.873 (the “Voting Floor Price”), which represents the closing sale price of the Common Stock on the trading day immediately prior to the Execution Date. The Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

2

Liquidation Rights

In the event of liquidation, dissolution, or winding up of the Company, the holders of Series B Preferred Stock have a preferential right to receive an amount equal to the Stated Value per share of Series B Preferred Stock before any distribution to other classes of capital stock. If the assets are insufficient, the distribution will be prorated among the holders of Series B Preferred Stock. The remaining assets, if any, will then be distributed pro rata to the holders of outstanding Common Stock. Any transaction that constitutes a change of control transaction shall be deemed to be a liquidation under the Series B Certificate of Designation.

Description of the Series B Warrants

At each closing, the Company will issue Ault Lending Series B Warrants, which grant Ault Lending the right to purchase a specified number of Common Stock (the “Warrant Shares”). The exercise price of the Series B Warrants is $1.20 (the “Exercise Price”) and the number of Warrant Shares is equal to the number of Conversion Shares issuable upon the Series B Preferred Stock issued at that closing. The Exercise Price is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Exercise Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events.

The Warrants become exercisable on the first business day after the six-month anniversary of issuance (the “Initial Exercise Date”) and have a five-year term, expiring on the fifth anniversary of the Initial Exercise Date.

The foregoing descriptions of the SPA, the Series B Certificate of Designations, the Series B Warrants and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the SPA and the form of Series B Warrant, which are filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed with the SEC on February 2, 2024, and the Series B Certificate of Designations, which is filed as Exhibit 3.1 to the to the Current Report on Form 8-K filed with the SEC on March 7, 2024, and are incorporated herein by reference.

Stockholder Approval Requirement

As noted above, the SPA provides that the number of Conversion Shares and Warrant Shares to be issued to Ault Lending is initially limited to 19.99% of the total number of shares of Common Stock outstanding as of the date of the SPA until such time as Stockholder Approval is obtained. We have agreed to promptly seek such Stockholder Approval and are seeking such approval at the Adjourned Annual Meeting.

Our Common Stock is listed on Nasdaq, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the Series B Proposal. The overview does not purport to be complete and is qualified in its entirety by the full text of the Rule’s provisions, which are available on the Nasdaq’s Listing Center website at https://listingcenter.nasdaq.com/rulebook/nasdaq/rules.

Nasdaq Listing Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a listed company of Common Stock equal to 20% or more of the Common Stock, or 20% or more of the voting power, that was outstanding before the issuance for less than the lower of the closing price of such Common Stock as of the date of execution of the definitive agreement with respect to such transaction and the average closing price for the five trading days immediately preceding such date. The provisions in the SPA, Series B Certificate of Designations and Series B Warrants that prevent the issuance of Conversion Shares and/or Warrant Shares, as applicable, that would result in such holders receiving such number of shares of Common Stock in excess of 19.99% of our Common Stock prior to stockholder approval pursuant to the Nasdaq Listing Rule 5635 (the “Exchange Cap Limitation”) were designed to avoid an issuance that would be in excess of the Exchange Cap Limitation, and are therefore required under Nasdaq Listing Rule 5635(d). The Exchange Cap Limitation is based upon the number of shares of Common Stock that were outstanding as of the Execution Date.

We are seeking stockholder approval for the sale and issuance of Conversion Shares and Warrant Shares pursuant to Nasdaq Rule 5635(d) without regard to the Exchange Cap Limitation.

3

Nasdaq Listing Rule 5635(b)

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to an issuance of securities that will result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. If Ault Lending purchases the full amount of the SPA Securities, Ault Lending would beneficially own in excess of 64% of the outstanding shares of our Common Stock as of the Execution Date (ignoring any limitations on conversion and/or exercise). Further, in the event we issue additional shares of Common Stock in a financing transaction or otherwise to a person or entity other than Ault Lending at a price lower than the Conversion Price then in effect, the number of Conversion Shares issuable will increase. As a result, our issuance of Common Stock pursuant to the SPA Securities, if exercised, would result in a “change of control” for purposes of Nasdaq Listing Rule 5635(b).

Effect of Approval

Stockholder approval of this Proposal No. 3 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(b) and 5635(d). We are seeking stockholder approval for the issuance of the number of Conversion Shares issuable to Ault Lending upon conversion of the Series B Preferred Stock and the exercise of the Series B Warrants, which currently would be 6 million for each, if Ault Lending purchases all of the SPA Securities. As noted above, the number of Conversion Shares and Warrant Shares may increase, in which case, stockholder approval of this Proposal No. 3 would also cover such other indeterminable number of shares of Common Stock issuable.

Our stockholders are not entitled to dissenters’ rights with respect to this Proposal No. 3, and we will not independently provide stockholders with any such right.

Reasons for Transaction

The Company will need to raise significant cash financing to conduct its planned clinical trials and operations, and needs to increase its stockholders equity for purposes of Nasdaq continued listing requirements. In the event that the Company is unable to obtain funding from Ault Lending through its acquisition of SPA Securities for cash through the consummation of the SPA, the Company anticipates it would need to seek alternative methods of raising cash, which are likely to be under far less favorable terms than those offered by Ault Lending.

Effect on Current Stockholders; Dilution

The SPA does not affect the rights of the holders of outstanding Common Stock, but the issuance of shares of Common Stock to Ault Lending upon conversion or exercise of the SPA Securities will have a dilutive effect on our existing stockholders, including the voting power and the economic rights of the existing stockholders. If we were to issue Ault Lending all 6,000 shares of Series B Preferred Stock and Series B Warrants to purchase 6 million Warrant Shares and Ault Lending were to convert and exercise all such SPA Securities, Ault Lending would have beneficially acquired approximately 63.7% of the 18,849,407 shares that would then have been outstanding as of the Record Date.

The availability for sale of a large amount of shares by Ault Lending may depress the market price of our Common Stock and, going forward, may impair our ability to raise additional capital through the public sale of our Common Stock. We do not have any arrangement with Ault Lending to address the possible effect on the price of our Common Stock of the sale by Ault Lending of its shares.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve the Series B Proposal.

Our Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the approval of the Series B Proposal.

4

VOTING INFORMATION

At the Annual Meeting, the Company held a vote on all matters in the Proxy Statement other than Proposal 3. The stockholders approved each of the proposals voted upon. No vote was taken with respect to Proposal 3 at the Annual Meeting. At the Adjourned Meeting, the Company intends to hold the vote only on Proposal 3. No vote will be taken at the Adjourned Meeting on any matters in the Proxy Statement other Proposal 3.

IF YOU PREVIOUSLY VOTED WITH REGARD TO PROPOSAL 3, YOU DO NOT NEED TO SUBMIT A NEW VOTE. IF YOU HAVE NOT VOTED WITH RESPECT TO PROPOSAL 3, OR IF YOU PREVIOUSLY SUBMITTED A VOTE BUT WISH TO CHANGE THAT VOTE, YOU MAY CAST YOUR VOTE BY CALLING THE TOLL-FREE NUMBER PRINTED ON YOUR PROXY CARD(S) AND FOLLOWING THE RECORDED INSTRUCTIONS OR VISIT THE WEBSITE INDICATED ON YOUR PROXY CARD(S) AND FOLLOW THE ON-LINE INSTRUCTIONS. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON AT THE ADJOURNED ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ADJOURNED MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PLEASE NOTE THAT THE ONLY VOTES THAT WILL BE TABULATED AT THE ADJOURNED ANNUAL MEETING WILL BE ON PROPOSAL 3.

Changing a Vote

You may change your vote on Proposal 3 at any time prior to the vote being taken on such matter at the Adjourned Annual Meeting.

To revoke your proxy instructions and change your vote if you are a stockholder of record, you must: (i) attend the Adjourned Annual Meeting and vote your shares in person; or (ii) deliver later dated and signed proxy instructions (which must be received prior to the Adjourned Meeting).

If your shares are held by a broker, bank or other nominee please contact your broker, bank or other nominee for instructions on changing your vote.

5